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                                  EXHIBIT 10.1


                           EVEREN CAPITAL CORPORATION
                1996 NEW EMPLOYEE RESTRICTED STOCK PURCHASE PLAN
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                                                                    EXHIBIT 10.1

                          EVEREN CAPITAL CORPORATION
               1996 NEW EMPLOYEE RESTRICTED STOCK PURCHASE PLAN


         1. Purpose. EVEREN Capital Corporation, a Delaware corporation (the "Company"), hereby adopts the EVEREN Capital Corporation 1996 New Employee Restricted Stock Purchase Plan (the "Plan"). The purpose of the Plan is to provide a one-time opportunity for certain new employees of the Company and its qualified subsidiaries to purchase shares of common stock, par value $.01 per share ("Common Stock"), of the Company for cash, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's stockholders. All of the shares purchased under the Plan will initially be subject to vesting and transfer restrictions, as more fully described in Section 7 below, so as to constitute shares of restricted stock ("Restricted Stock").

         2. Shares Subject to Plan. There is hereby reserved for issuance under the Plan a maximum of (i) 500,000 shares of Common Stock of the Company (the "Shares") and (ii) any Shares which may be reserved for issuance under the Company's 1996 Restricted Stock Incentive Plan (the "Incentive Plan"), but which are not actually issued pursuant thereto if the Committee (as defined below) decides to designate such Shares as being reserved for issuance instead under this Plan. Any Shares of Common Stock reserved for issuance hereunder but not actually issued pursuant to the terms of this Plan may at any time be designated by the Committee as being reserved for issuance under the Incentive Plan.

         The Shares may be authorized but unissued Common Stock, treasury shares or Common Stock reacquired by the Company or purchased in the open market. If any shares of Restricted Stock are forfeited in accordance with the provisions of Section 7 below, such Shares shall again be made available under the Plan.

         3. Administration. The committee appointed to administer the Plan (the "Committee") shall be the Compensation Committee of the board of directors of the Company (the "Board of Directors" or "Board") or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, and, if the Board of Directors has determined that the Plan shall comply with Securities and Exchange Regulation 17 C.F.R. Section 240.16b-3 or any successor regulation, none of such persons shall participate in the Plan and each such person shall qualify as a disinterested person within the meaning of 17 C.F.R. Section 240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Shares made available hereunder as it deems necessary or advisable. The Committee shall have the right to determine prior to any "Offering Period" (as defined in Section 4 below) the maximum number of shares of Restricted Stock which may be offered for purchase by each eligible employee during the Offering Period and, if necessary, the manner of allocating the Shares among eligible employees.

         All determinations and interpretations made by the Committee shall be binding and conclusive on all participating employees (each a "Participant") and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company or any subsidiary shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

         4. Eligibility. All regular full-time and part-time salaried employees regularly scheduled to work 25 hours or more per week, as well as all retail investment consultants, retail and institutional branch managers, institutional salespersons and other commissioned employees of the Company and its qualified subsidiaries, who were hired after July 1, 1995 and for all practical purposes could not participate in the Company's Founders' Offering, other than:

                 (a) salaried employees with annual base salaries less than $50,000 at their date of hire;
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                 (b)      investment consultant employees with trailing twelve
         months production of less than $200,000 at their date of hire; and

                 (c) institutional salespersons, retail and institutional branch managers and other commissioned employees with prior year W-2 compensation less than $100,000 at their date of hire,

(i.e. qualifying salaried, investment consultant and institutional salespersons and other commissioned employees) shall be eligible to participate in the Plan as of the first day of the "Offering Period" (i.e., the sixty-day period beginning on the later of (a) the eligible employee's initial date of hire or
(b) the effective date of the Plan's adoption). For the purposes of this Plan, the term "qualified subsidiary" means any subsidiary, 50% or more of the total combined voting power of all classes of stock in which is now owned or hereafter acquired by the Company or any such qualified subsidiary.

         5. Participation. Prior to the last day of the Offering Period, an eligible employee may elect to participate in the Plan by completing and delivering to the Company's Compensation and Benefits Department (the "Department") a participation election form on which the employee elects to invest in (i.e., purchase for cash) shares of Restricted Stock at the "Purchase Price" determined below. Such election form must be accompanied by the employee's personal check (or, if required by the Department, a certified or cashier's check or money order) payable to the order of the Company in the amount of such aggregate Purchase Price. Each qualifying salaried, investment consultant and other employee eligible to participate in the Plan will have a right (as the case may be) to invest in Restricted Stock in an amount up to 50% of his/her base salary (in the case of qualifying salaried employees), 20% of his/her trailing twelve months production (in the case of investment consultant employees) or 33-1/3% of his/her prior year W-2 compensation (in the case of institutional salespersons, retail and institutional branch managers and other employees paid on a commission basis), provided, however, that no Participant may invest less than $1,000 or more than $200,000 in Restricted Stock. The "Purchase Price" for shares of Restricted Stock purchased under the Plan shall be 85% of the "Fair Value" of such shares as of 11:59 p.m., Chicago time on the first day of the Offering Period (the "Valuation Date"). For purposes of this Plan, the "Fair Value" of a share of Restricted Stock means:

                 (i) if shares of Common Stock are publicly traded, the average closing price of a share of Common Stock during the ten trading days immediately preceding the Valuation Date; and

                 (ii) if shares of Common Stock are not publicly traded, the Common Stock's appraised value (as determined by the financial advisor to the Company's employee stock ownership trust (the "KSOP Financial Advisor")) most recently determined prior to the Valuation Date.

The Committee shall have the authority to establish a different Purchase Price, from time to time, as it may determine.

1. Example: If new salaried employee ("A") joined the Company at a $100,000 base salary, A would have the right, if A so chose, to invest up to $50,000 for which A would receive Restricted Stock valued at $58,824.

2. Example: If a retail investment consultant ("B") joined the Company with a trailing twelve months production of $300,000, B would have the right to invest up to $60,000 for which B would receive Restricted Stock valued at $70,588.

3. Example: If new institutional salesperson ("C") joined the Company with a prior year W-2 institutional sales compensation of $150,000, regardless of the production that gave rise to such $150,000 compensation, C would have the right, if C so chose, to invest up to $50,000 for which C would receive Restricted Stock valued at $58,824.
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         Failure to submit an election form prior to the end of the Offering
Period will constitute an election not to participate in the Plan by an eligible employee.

         6. Purchase of Restricted Stock Shares. Regardless of when election forms and funds are received by the Company, purchases of Restricted Stock by Participants will be made on or as of the last business day of the month in which a Participant timely submits a completed election form and tenders payment of the aggregate Purchase Price (the "Share Purchase Date").

         7. Terms and Conditions of Restricted Stock. All shares of Restricted Stock sold to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion:

                 (a) General. The restrictions set forth in this Section 7 shall apply to all shares of Restricted Stock for the period (the "Restricted Period") commencing on the Share Purchase Date and ending on the earliest to occur of the following:

                          (1)     the second anniversary of the Share Purchase
                                  Date;

                          (2) the date of a "Change in Control" (as defined below) of the Company or the qualified subsidiary that is employing the Participant;

                          (3) the date, if any, on which the restrictions set forth in this Section 7 lapse pursuant to the provisions of Section 7(d) below; or

                          (4) such date as the Committee may designate at the Share Purchase Date.

         The Committee may, at any time hereafter, reduce or terminate the Restricted Period otherwise applicable to all or any portion of any Restricted Stock purchased hereunder.

         For purposes of this Plan, a "Change in Control" shall be deemed to have occurred upon the first to occur of any of the following events (or any other event recognized in writing by the Committee as constituting a "Change in Control"):

                 (A) any consolidation or merger of the Company (or a qualified subsidiary employer) in which the Company (or the qualified subsidiary employer) is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock (or the qualified subsidiary employer's common stock) would be converted into cash, securities or other property, other than any consolidation or merger of the Company (or a qualified subsidiary employer) in which the holders of the Company's Common Stock (or the qualified subsidiary employer's common stock) immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger; or

                 (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (or a qualified subsidiary employer), other than any sale, lease, exchange or other transfer to any entity where the Company (or the qualified subsidiary employer) owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of such entity after any such transfer; or

                 (C)      any liquidation or dissolution of the Company; or

                 (D) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by the Company or any subsidiary of the Company for the benefit of employees of the Company
         or
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         its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of the Company's outstanding Common Stock; or

                 (E) the failure, during any period of twenty-four (24) consecutive months, of those individuals who at the beginning of such period constitute the entire Board for any reason to constitute a majority thereof unless the election, or the nomination for election by the stockholders of the Company, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

                          (i) any member of the Board immediately following the consummation of the "KSOP Purchase" (as defined in the prospectus included in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (File No. 33-92686)) or

                          (ii) any director elected, or nominated for election by the stockholders of the Company to fill any vacancy or newly created directorship on the Board, by a majority of the Continuing Directors then still in office.

                 (b)      Forfeiture of Rights.  Subject to the provisions of
         Section 7(d) below, if a Participant terminates employment with the Company or a qualified subsidiary prior to the end of the Restricted Period for any reason, the Participant will forfeit any shares of Restricted Stock that are not yet vested. A transfer from the Company to a qualified subsidiary of the Company or affiliate, or vice versa, is not a termination of employment for purposes of this Plan. If a Participant's position is eliminated or his/her employment is terminated for a reason other than "Cause" (as defined below), the Participant will receive back, without interest, the aggregate Purchase Price which was paid to purchase any unvested shares of Restricted Stock. If the Participant resigns voluntarily (other than pursuant to a "sunset arrangement" (as more fully described in Section 7(d)(iii) below)) or the Participant is terminated for "Cause" (as defined below) such Participant will forfeit any unvested shares of Restricted Stock purchased by such Participant. For purposes of this Plan, a termination for "Cause" shall be defined as (i) Participant's willful malfeasance which is demonstrably and materially injurious, monetarily or otherwise, to the Company or any of its subsidiaries, provided, however, that any action or refusal to act by Participant shall not constitute "Cause" if, in good faith, Participant believed such action or refusal to act to be in, or not opposed to, the best interests of the Company, or if Participant shall be entitled, under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any subsidiary, as the same may be amended or restated from time to time, to be indemnified with respect to such action or refusal to act;
         (ii) Participant's bar or suspension from the securities industry for a period in excess of ninety (90) days; (iii) Participant's conviction of or plea of nolo contendere to a felony; or (iv) Participant's gross and willful misconduct or act of dishonesty involving the Company or any of its subsidiaries which reflects adversely on the Company or any of its subsidiaries.

                 (c) Restrictions. A stock certificate representing the number of shares of Restricted Stock sold to a Participant shall be held by the Company (for the Participant's account) in Participant's name (or if the Participant so requests in writing, in the Participant's name jointly with a member of the Participant's family, with right of survivorship). The Participant shall have all rights and privileges of a stockholder as to such shares of Restricted Stock, including (1) the right to receive dividends and (2) the right to vote such shares of Restricted Stock except that, subject to the provisions of Section 7(d) below, the following restrictions shall apply:

                          (i) the Participant shall not be entitled to delivery of a stock certificate representing the shares of Restricted Stock sold to the Participant hereunder until the expiration of the Restricted Period;
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                          (ii)    none of the shares of Restricted Stock may be
                 sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period; and

                          (iii) except as provided in Section 7(d) below, all of the shares of Restricted Stock sold to the Participant shall be forfeited and all rights of the Participant to such shares of Restricted Stock shall terminate without further obligation on the part of the Company or any subsidiary unless the Participant has remained an employee of the Company or a qualified subsidiary for the entire Restricted Period applicable to such shares of Restricted Stock.

         If the Participant has remained an employee of the Company or a qualified subsidiary for the entire Restricted Period, such restrictions shall lapse at the end of the Restricted Period. The Participant shall forfeit all shares of Restricted Stock with respect to which such restrictions do not lapse. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall be transferred to the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 16 below.

                 (d)      Termination of Employment.

                          (i) Disability. If a Participant ceases to be an employee of the Company or a qualified subsidiary prior to the end of the Restricted Period by reason of disability (as defined below), all unvested shares of Restricted Stock sold to such Participant shall immediately vest, all restrictions applicable to such shares shall lapse, and the Restricted Period shall end. A certificate for such shares shall be delivered to the Participant in accordance with Section 8. For purposes of this Section 7(d), the term "disability" shall mean a total disability which continues for twelve (12) months and is of a character which, in the sole judgment of the Department (or for executive officers who are subject to Section 16 of the 1934 Act, the Committee) after receiving competent medical advice, will permanently prevent the Participant from performing on a full-time basis such duties as the Company or a qualified subsidiary may reasonably assign to him/her consistent with the duties which he/she was performing immediately prior to the disability. For purposes of this Plan, the Participant shall be deemed to have become disabled on the date on which the Department (or the Committee) makes its determination.

                          (ii) Death. If a Participant ceases to be an employee of the Company or a qualified subsidiary prior to the end of the Restricted Period by reason of the Participant's death, any unvested shares of Restricted Stock sold to such Participant shall vest, all restrictions applicable to such shares shall lapse and the Restricted Period shall end. A certificate for such shares shall be delivered to the Participant's estate in accordance with Section 8 next below.

                          (iii) All Other Terminations. Subject to the next succeeding sentence, if a Participant ceases to be an employee of the Company or a qualified subsidiary prior to the end of the Restricted Period for any reason other than disability or death, the Participant shall immediately forfeit all of his/her unvested of Restricted Stock. If the Participant terminates employment on or after attaining age 65 or attaining age 55 and having been employed by the Company, a Company predecessor, a qualified subsidiary and/or Kemper Corporation (or a Kemper affiliate) for ten or more years ("Normal Retirement") and the Participant thereafter remains retired from the industry (a "sunset arrangement"), each share of Restricted Stock purchased by the Participant will, following such retirement, continue to vest during the Restricted Period.
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                 (e)      Legend on Certificates Deposited With Company.  Each
         certificate issued in respect of shares of Restricted Stock purchased under the Plan which is registered in the name of the Participant and deposited with the Company shall bear the following (or similar) legend:

                          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the EVEREN Capital Corporation 1996 New Employee Restricted Stock Purchase Plan and an agreement entered into between the registered owner and EVEREN Capital Corporation."

                 (f) Restricted Stock Agreement. The Participant shall enter into an agreement with the Company in a form specified by the Committee which memorializes the sale and purchase of Restricted Stock and describes the terms and conditions of the Restricted Stock and such other matters as the Committee shall, in its sole discretion, determine.

         8. Certificates. At the end of the Restricted Period, the restrictions applicable to a Participant's shares of Restricted Stock shall lapse as provided in Section 7(c) above or Section 7(d) above, but a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall not automatically be delivered, free of all such restrictions, to the Participant or the Participant's estate (as the case may be). Rather, certificates for whole shares of Common Stock (being formerly shares of Restricted Stock) as to which the restrictions have lapsed shall thereafter be issued as soon as practicable following a Participant's written request. The Company may assess or impose a reasonable charge for the issuance of such certificates. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Value (determined as of the date on which the restrictions lapse or, if no determination is made for that day, the most recently determined Fair Value) of such fractional share to the Participant or the Participant's estate.


         9. Dividends or Distributions. On each Common Stock dividend or distribution payment date, each Participant shall be credited with an amount equal to the dividend or distribution which is payable on that date with respect to a share of Common Stock multiplied by the number of shares of Restricted Stock held by the Participant. Such amounts shall be paid to the Participant.

         10. Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the Participant.

         11. Employees' and Participants' Rights. No employee or other person shall have any claim or right to purchase Restricted Stock under the Plan except as provided in the Plan. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary. Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a Participant's employment at any time or give any right to a Participant to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

         12. Withholding Tax and/or Requiring Payment of Taxes. The Company shall have the right to withhold with respect to any payments made to Participants under the Plan any taxes required by law to be withheld with regard to such payments and/or to require, prior to the delivery of any shares of unrestricted Common Stock, payment by Participants of any taxes required by law with respect to the issuance or delivery of such shares (or any portion thereof) for which such taxes have not been withheld.

         13. Section 83(b) Election. Each Participant under the Plan may, but shall not be required to, make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended ("Code") with respect to any purchase of Restricted Stock.

         14. Amendments and Termination. The Board of Directors may amend the Plan at any time, provided that no such amendment that materially increases benefits under the Plan shall be effective unless approved within
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12 months after the date of adoption of any such amendment by the affirmative vote of stockholders holding the majority of the outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to comply with the requirements of 17 C.F.R. Section 240.16b-3 (for periods during which the Board of Directors has determined that the Plan shall comply with 17 C.F.R. Section 240.16b-3). The Board of Directors may suspend the Plan or discontinue the Plan at any time.

         15. Applicable Laws. Notwithstanding any other provision of the Plan, the Committee may subject shares of either Common Stock or Restricted Stock transferred and/or purchased under the Plan to such conditions, limitations or restrictions as the Committee determines to be necessary or desirable to comply with any law or regulation or with the requirements of any securities exchange. The delivery or issuance of any shares of Common Stock or Restricted Stock may be postponed by the Company for such period as may be required to comply with the applicable requirements under the Federal and state securities laws, and any applicable listing requirements of any national securities exchange (in the event the Company is or becomes subject to such laws or requirements prior to the termination of this Plan) and with all requirements under any other law or regulation applicable to the issuance or delivery of such shares. Further, the Company shall not be obligated to deliver or issue any shares of Common Stock or Restricted Stock if the delivery or issuance of such shares shall constitute a violation of any provision of any national securities exchange (in the event the Company becomes subject to the provisions of such an exchange prior to the termination of this Plan) or any law or regulation of any governmental authority. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

         16. Changes in Capitalization and Similar Changes. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares which may be delivered under the Plan shall be equitably adjusted by the Committee. Such determination of the Committee shall be conclusive. Furthermore, if there is an adjustment in the number of shares, no fraction of a share shall be delivered with respect to any award of Restricted Stock, although the Company will pay, in lieu thereof, the Fair
Value (measured as of the date the restrictions lapse or, if no determination is made for that day, the Fair Value most recently determined) of such fractional share to the Participant or the Participant's estate. Any shares of stock or other securities credited to a Participant with respect to the Participant's shares of Restricted Stock will be subject to the same restrictions and shall be deposited with the Company. Subject to the provisions of Section 7 above, such stock, securities or other property shall also be subject to the same restrictions as such Restricted Stock, and shall bear an appropriate legend similar in form to the legend set forth in Section 7.

         17. Expenses. Except to the extent provided in Sections 8 and 12 above, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares in the open market for sale to Participants, shall be borne by the Company and its subsidiaries.

         18. Arbitration of Disputes. Any dispute between the Company or any of its affiliates and any Participant relating to this Plan shall be submitted to arbitration before the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc. in accordance with its rules and regulations.

         19. Effective Date and Stockholder Approval. The Plan shall become effective on April 15, 1996, subject to stockholder approval prior to the sale of any shares of Restricted Stock under the Plan. The Plan and any action taken hereunder shall be null and void if stockholder approval is not obtained within 12 months of the Plan's adoption.